Warby Parker Announces Second Quarter 2026 Results

NEW YORK, August 6, 2026. Warby Parker Inc. (NYSE: WRBY) (“Warby Parker” or the “Company”), a direct-to-consumer lifestyle brand focused on vision for all, today announced financial results for the second quarter ended June 30, 2026.
Highlights
•Delivered revenue growth of 9.8%.
•Drove Active Customer growth of 4.1% to 2.71 million on a trailing 12-month basis, and Average Revenue per Customer of $336, up 6.6% year over year.
•Generated net income of $4.6 million and Adjusted EBITDA(1) of $32.9 million, which included an $11.8 million benefit from International Emergency Economic Powers Act (“IEEPA”) tariff refunds which was partially used to offset investments in the business as the Company prepares for the launch of Intelligent Eyewear.
•Delivered operating cash flow of $29.6 million and Free Cash Flow(1) of $6.8 million, ending the quarter with $292.7 million in cash and cash equivalents.
•Opened 15 net new stores during the quarter, ending Q2 with 352 stores.
“In just a few weeks, we'll unveil our first Intelligent Eyewear collection, marking the beginning of an exciting new chapter for Warby Parker and a whole new way for consumers to see and experience the world. For the past 16 years, we've helped millions of people see more clearly, and now we're seamlessly integrating transformative technology into the frames people already love to wear every day,” said Co-Founder and Co-CEO Dave Gilboa.
“We’ve paired timeless design with Google Gemini to enrich consumers’ everyday lives, expanding not only what we can see, but what we can discover, understand, and imagine. Together with Google and Samsung, our team of eyewear designers obsessed over every detail to deliver exceptional fit and comfort, while incorporating technology that allows you to explore, remember, navigate, and connect while keeping your eyes on the world around you,” said Co-Founder and Co-CEO Neil Blumenthal.
Second Quarter 2026 Year Over Year Financial Results
•Net revenue increased $21.0 million, or 9.8%, to $235.5 million.
•Active Customers increased 4.1% to 2.71 million on a trailing 12-month basis, and Average Revenue per Customer increased 6.6% to $336.
•Gross profit was $136.5 million, or 57.9% of revenue, compared to $113.6 million, or 53.0% of revenue, in the prior year. The increase in gross margin was primarily related to an $11.8 million, or 500 basis points, benefit recorded for tariff refunds on inventory sold through June 30, 2026 as well as a 110 basis points benefit from the one-time inventory write-downs in Q2 2025 related to the sunset of the Home Try-On program. These benefits were partially offset by deleverage in fixed expenses related to doctor headcount and occupancy costs, which grew faster than revenue as we opened 15 net new stores. Adjusted Gross Profit(1) was $136.9 million, or 58.1% of revenue, compared to $116.4 million, or 54.3% of revenue, in the prior year.

•Selling, general, and administrative expenses (“SG&A”) were $133.3 million, up $15.2 million from the prior year. As a percentage of revenue, SG&A increased by 150 basis points, primarily driven by retail compensation as well as technology costs as we prepare for the launch of Intelligent Eyewear. The increase was partially offset by customer experience efficiencies. Adjusted SG&A(1) was $119.3 million, or 50.6% of revenue, compared to $104.8 million, or 48.9% of revenue, in the prior year.
•Net income increased $6.4 million to $4.6 million, inclusive of the tariff refund benefit.
•Adjusted EBITDA(1) increased $7.9 million to $32.9 million and Adjusted EBITDA Margin(1) increased 230 basis points to 14.0%, inclusive of the tariff refund benefit.
Balance Sheet and Cash Flow Highlights
•Ended the second quarter of 2026 with $292.7 million in cash and cash equivalents.
•Operating cash flow of $29.6 million and Free Cash Flow(1) of $6.8 million, including $3.4 million of tariff refunds and the associated interest.
2026 Outlook
For the full year 2026, Warby Parker is reaffirming its guidance as follows:
•Net revenue of $959 to $976 million, representing approximately 10% to 12% growth versus full year 2025.
•Adjusted EBITDA(1) of $117 to $119 million, which equates to an Adjusted EBITDA Margin(1) of 12.2% across the revenue range, and 130 basis points of year-over-year expansion.
•Guidance includes a full year $14.4 million tariff refund benefit which was and will be used to offset strategic investments in the business in Q2 and the rest of the year as the Company prepares to launch Intelligent Eyewear. Guidance does not include any revenue contribution or halo benefit from Intelligent Eyewear, but does include known expenses related to the upcoming launch.
•50 new store openings.
“As we enter one of the most important periods in Warby Parker's history, we're making targeted investments across our business to ensure we're ready for the launch of Intelligent Eyewear and building the capabilities needed to scale this new category over the longer term. We're doing so while maintaining a prudent outlook that excludes Intelligent Eyewear revenue contributions expected later this year,” said Adrian Mitchell, Chief Financial Officer.
The guidance and forward-looking statements made in this press release and on the Company’s conference call are based on management's expectations as of the date of this press release.
(1) Please see the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled “Non-GAAP Financial Measures” below.

Webcast and Conference Call
A conference call to discuss Warby Parker’s second quarter 2026 results, as well as third quarter and full year 2026 outlook, is scheduled for 8:00 a.m. ET on August 6, 2026. To participate, please dial (833) 461-5787 from the U.S. or (585) 542-9983 from international locations. The conference passcode is 317476957. A live webcast of the conference call will be available on the investors section of the Company’s website at investors.warbyparker.com where presentation materials will also be posted prior to the conference call. A replay will be made available online approximately two hours following the live call for a period of 90 days.
About Warby Parker
Warby Parker (NYSE: WRBY) was founded in 2010 with a mission to inspire and impact the world with vision, purpose, and style–without charging a premium for it. Headquartered in New York City, the co-founder-led lifestyle brand pioneers ideas, designs products, and develops technologies that help people see, from designer-quality prescription glasses (starting at $95) and contacts, to eye exams and vision tests available online and in its 352 retail stores across the U.S. and Canada.
Warby Parker aims to demonstrate that businesses can scale, do well, and do good in the world. Ultimately, the Company believes in vision for all, which is why for every pair of glasses or sunglasses sold, it distributes a pair to someone in need through its Buy a Pair, Give a Pair program. To date, Warby Parker has worked alongside its nonprofit partners to distribute more than 25 million glasses to people in need.
Forward-Looking Statements
This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance; expectations regarding the growth of our business, delivering stakeholder value and growing market share; expectations regarding the development, launch and success of Intelligent Eyewear; our guidance for the quarter ending September 30, 2026, and year ending December 31, 2026; expectations regarding the number of new store openings during the year ending December 31, 2026; and management’s plans, priorities, initiatives and strategies. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.
Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our future growth effectively; our expectations regarding cost of goods sold, gross margin, channel mix, customer mix, and selling, general, and administrative expenses; potential disruptions to our supply chain; changes to U.S. or other countries' trade policies and tariff and import/export regulations; our reliance on our information technology systems and enterprise resource planning systems for our business to effectively operate and safeguard confidential information; our ability to invest in and incorporate new technologies into our products and services; risks related to our use of artificial intelligence; our ability to engage our existing customers and obtain new customers; our ability to expand in-network access with insurance providers; planned new retail stores in 2026 and going forward; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary conditions, inflation, infectious diseases, government instability, and geopolitical unrest; our ability to compete successfully; our ability to manage our inventory balances and shrinkage; the growth of our brand awareness; our ability to recruit and retain optometrists, opticians, and other vision care professionals; the effects of seasonal trends on our results of operations; our ability to stay in compliance with extensive laws and regulations that apply to our business and operations; our ability to adequately maintain and protect our intellectual property and proprietary rights; our reliance on third parties for our products, operations and infrastructure; our duties related to being a public benefit corporation; the ability of our Co-Founders and Co-CEOs to exercise significant influence over all matters submitted to stockholders for approval; the effect of our multi-class structure on the trading price of our Class A common stock; our ability to collaborate with partners with successful results; our ability to recognize the anticipated benefits from partnerships, including with Google and Samsung; the increased expenses associated with being a public company; and risks related to climate change and severe weather. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our most recent reports filed with the SEC on Form 10-K and Form 10-Q, which may be obtained by visiting the SEC’s website at www.sec.gov. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.
Glossary
Active Customers is defined as unique customer accounts that have made at least one purchase in the preceding 12-month period.
Average Revenue per Customer is defined as the sum of the total net revenues in the preceding 12-month period divided by the current period Active Customers.

Non-GAAP Financial Measures
We use Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Cost of Goods Sold (“Adjusted COGS”), Adjusted Gross Margin, Adjusted Gross Profit, Adjusted Selling, General, and Administrative Expenses (“Adjusted SG&A”), and Free Cash Flow as important indicators of our operating performance. Collectively, we refer to these non-GAAP financial measures as our “Non-GAAP Measures.” The Non-GAAP Measures, when taken collectively with our GAAP results, may be helpful to investors because they provide consistency and comparability with past financial performance and assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results.
Adjusted EBITDA is defined as net income before interest and other income, taxes, and depreciation and amortization as further adjusted for asset impairment costs, stock-based compensation expense and related employer payroll taxes, amortization of cloud-based software implementation costs, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net revenue.
Adjusted COGS is defined as cost of goods sold adjusted for stock-based compensation expense and related employer payroll taxes and non-recurring costs.
Adjusted Gross Profit is defined as net revenue minus Adjusted COGS. Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
Adjusted SG&A is defined as SG&A adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.
Free Cash Flow is defined as net cash provided by operating activities minus purchases of property and equipment.
The Non-GAAP Measures are presented for supplemental informational purposes only. A reconciliation of historical GAAP to Non-GAAP financial information is included under “Selected Financial Information” below.
We have not reconciled our Adjusted EBITDA Margin guidance to GAAP net income margin, or net margin, or Adjusted EBITDA guidance to GAAP net income because we do not provide guidance for GAAP net margin or GAAP net income due to the uncertainty and potential variability of stock-based compensation and taxes, which are reconciling items between GAAP net margin and Adjusted EBITDA Margin and GAAP net income and Adjusted EBITDA, respectively. Because such items cannot be reasonably provided without unreasonable efforts, we are unable to provide a reconciliation of the Adjusted EBITDA Margin guidance to GAAP net margin and Adjusted EBITDA guidance to GAAP net income. However, such items could have a significant impact on GAAP net margin and GAAP net income.

Selected Financial Information

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except par value)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$292,674	$286,358
Accounts receivable, net	2,080	3,285
Inventory	42,104	44,512
Prepaid expenses and other current assets	33,982	18,283
Total current assets	370,840	352,438

Property and equipment, net	201,808	187,448
Right-of-use lease assets	186,302	170,805
Other assets	13,365	10,228
Total assets	$772,315	$720,919

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$41,269	$31,979
Accrued expenses	61,296	49,225
Deferred revenue	22,574	33,869
Current lease liabilities	35,541	31,399
Other current liabilities	2,800	3,658
Total current liabilities	163,480	150,130

Non-current lease liabilities	215,438	201,749
Other liabilities	1,412	1,310
Total liabilities	380,330	353,189
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; Class A: 750,000 shares authorized at June 30, 2026 and December 31, 2025, 107,726 and 106,318 issued and outstanding at June 30, 2026 and December 31, 2025, respectively; Class B: 150,000 shares authorized at June 30, 2026 and December 31, 2025, 15,700 and 16,130 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively, convertible to Class A on a one-to-one basis	12	12
Additional paid-in capital	1,071,564	1,054,779
Accumulated deficit	(677,759)	(685,580)
Accumulated other comprehensive loss	(1,832)	(1,481)
Total stockholders’ equity	391,985	367,730
Total liabilities and stockholders’ equity	$772,315	$720,919

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(Amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$235,511	$214,475	$477,958	$438,257
Cost of goods sold	99,054	100,866	210,460	198,668
Gross profit	136,457	113,609	267,498	239,589

Selling, general, and administrative expenses	133,290	118,134	262,664	241,643
Income (loss) from operations	3,167	(4,525)	4,834	(2,054)

Interest and other income, net	2,084	1,984	4,415	4,439

Income (loss) before income taxes	5,251	(2,541)	9,249	2,385
Provision for income taxes	607	(789)	1,428	665
Net income (loss)	$4,644	$(1,752)	$7,821	$1,720

Earnings (loss) per share:
Basic	$0.04	$(0.01)	$0.06	$0.01
Diluted	$0.04	$(0.01)	$0.06	$0.01

Weighted average shares outstanding:
Basic	123,935	122,565	123,688	122,257
Diluted	125,748	122,565	125,680	125,719

Warby Parker Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(Amounts in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities
Net income	$7,821	$1,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,838	24,648
Stock-based compensation	21,295	21,229
Non-cash charitable donations	3,950	2,821
Asset impairment charges	631	486
Amortization of cloud-based software implementation costs	2,064	1,488
Change in operating assets and liabilities:
Accounts receivable, net	1,205	809
Inventory	2,409	9,077
Prepaid expenses and other assets	(20,940)	1,085
Accounts payable	6,710	1,846
Accrued expenses	10,864	10,752
Deferred revenue	(11,295)	(10,836)
Lease assets and liabilities	2,334	4,067
Other liabilities	(757)	365
Net cash provided by operating activities	54,129	69,557
Cash flows from investing activities
Purchases of property and equipment	(39,001)	(32,438)
Net cash used in investing activities	(39,001)	(32,438)
Cash flows from financing activities
Proceeds from stock option exercises	773	117
Shares withheld for taxes on stock-based compensation	(10,604)	(6,361)
Proceeds from shares issued in connection with employee stock purchase plan	1,370	1,169
Net cash used in financing activities	(8,461)	(5,075)
Effect of exchange rates on cash	(351)	179
Net change in cash and cash equivalents	6,316	32,223
Cash and cash equivalents, beginning of period	286,358	254,161
Cash and cash equivalents, end of period	$292,674	$286,384
Supplemental disclosures
Cash paid for income taxes	$1,793	$643
Cash paid for interest	162	176
Non-cash investing and financing activities:
Purchases of property and equipment included in accounts payable and accrued expenses	$8,978	$4,645

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP measure, which is net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income (loss)	$4,644	$(1,752)	$7,821	$1,720
Adjusted to exclude the following:
Interest and other income, net	(2,084)	(1,984)	(4,415)	(4,439)
Provision for income taxes	607	(789)	1,428	665
Depreciation and amortization expense	14,070	12,486	27,838	24,648
Asset impairment charges	163	175	631	486
Stock-based compensation expense(1)	10,325	9,162	22,320	22,163
Non-cash charitable donations(2)	3,950	2,821	3,950	2,821
Amortization of cloud-based software implementation costs	1,042	752	2,064	1,489
System implementation costs(3)	—	346	477	346
Inventory write-downs(4)	—	2,456	—	2,456
Other costs(5)	165	1,341	335	1,866
Adjusted EBITDA	$32,882	$25,014	$62,449	$54,221
Adjusted EBITDA Margin	14.0%	11.7%	13.1%	12.4%
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended June 30, 2026 and 2025, the amount includes $0.4 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2026 and 2025, the amount includes $1.0 million and $0.9 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both April 2026 and May 2025 to the Warby Parker Impact Foundation.
(3)    Represents costs related to the implementation of major new enterprise software systems.
(4)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home Try-On program at the end of 2025.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table presents our non-GAAP, or adjusted, financial measures for the periods presented as a percentage of revenue. Each cost and operating expense is adjusted for stock-based compensation expense and related employer payroll taxes, non-cash charitable donations, charges for certain legal matters outside the ordinary course of business, and non-recurring costs such as restructuring costs and major system implementation costs.

	Reported		Adjusted		Reported		Adjusted
	Three Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025	2026	2025	2026	2025
Cost of goods sold	$99,054	$100,866	$98,640	$98,099	$210,460	$198,668	$209,721	$195,628
% of Revenue	42.1%	47.0%	41.9%	45.7%	44.0%	45.3%	43.9%	44.6%

Gross profit	$136,457	$113,609	$136,871	$116,376	$267,498	$239,589	$268,237	$242,629
% of Revenue	57.9%	53.0%	58.1%	54.3%	56.0%	54.7%	56.1%	55.4%

Selling, general, and administrative expenses	$133,290	$118,134	$119,264	$104,775	$262,664	$241,643	$236,321	$215,031
% of Revenue	56.6%	55.1%	50.6%	48.9%	55.0%	55.1%	49.4%	49.1%

Warby Parker Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Measures (Unaudited)
(Amounts in thousands)
The following table reflects a reconciliation of each non-GAAP, or adjusted, financial measure to its most directly comparable financial measure prepared in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cost of goods sold	$99,054	$100,866	$210,460	$198,668
Adjusted to exclude the following:
Stock-based compensation expense(1)	414	311	739	584
Inventory write-downs(2)	—	2,456	—	2,456
Adjusted Cost of Goods Sold	$98,640	$98,099	$209,721	$195,628

Gross profit	$136,457	$113,609	$267,498	$239,589
Adjusted to exclude the following:
Stock-based compensation expense(1)	414	311	739	584
Inventory write-downs(2)	—	2,456	—	2,456
Adjusted Gross Profit	$136,871	$116,376	$268,237	$242,629

Selling, general, and administrative expenses	$133,290	$118,134	$262,664	$241,643
Adjusted to exclude the following:
Stock-based compensation expense(1)	9,911	8,851	21,581	21,579
Non-cash charitable donations(3)	3,950	2,821	3,950	2,821
System implementation costs(4)	—	346	477	346
Other costs(5)	165	1,341	335	1,866
Adjusted Selling, General, and Administrative Expenses	$119,264	$104,775	$236,321	$215,031

Net cash provided by operating activities	$29,618	$40,199	$54,129	$69,557
Purchases of property and equipment	(22,863)	(16,286)	(39,001)	(32,438)
Free Cash Flow	$6,755	$23,913	$15,128	$37,119
(1)    Represents expenses related to the Company’s equity-based compensation programs and related employer payroll taxes, which may vary significantly from period to period depending upon various factors including the timing, number, and the valuation of awards granted, and vesting of awards including the satisfaction of performance conditions. For the three months ended June 30, 2026 and 2025, the amount includes $0.4 million and $0.3 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises. For the six months ended June 30, 2026 and 2025, the amount includes $1.0 million and $0.9 million, respectively, of employer payroll taxes associated with releases of RSUs and option exercises.
(2)    Represents one-time inventory write-downs primarily related to the decision in the second quarter of 2025 to sunset our Home Try-On program at the end of 2025.
(3)    Represents charitable expense recorded in connection with the donation of 178,572 shares of Class A common stock in both April 2026 and May 2025 to the Warby Parker Impact Foundation.
(4)    Represents costs related to the implementation of major new enterprise software systems.
(5)    Represents restructuring costs incurred in the second quarter of 2025 and charges for certain legal matters outside the ordinary course of business.

Contacts
Investor Relations:
Jaclyn Bradbury, Head of Investor Relations
investors@warbyparker.com

Media:
Ali Weltman
ali@derris.com

Source: Warby Parker Inc.